EXHIBIT 4(aa)                 THE TIREX CORPORATION

                      SUBSCRIPTION AND REGISTRATION RIGHTS
                                    AGREEMENT

                          COMMON STOCK, $.001 PAR VALUE

      Securities  Purchase Agreement (the  "Agreement"),  is entered into by and
between   ______________  (the  "Purchaser")  and  The  Tirex  Corporation  (the
"Company").

1.    Purchase and Sale of Common Stock.

      Upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell to the Purchaser _________ shares of the common stock of the Company, $.001 par value, per share (the "Shares") at a per share price of $0.10 (the "Purchase Price").

2.    Registration Rights

      The Company will file a registration statement under the Securities Act of 1933, as amended (the "Act") covering the Shares as promptly as practicable after the expiration of all presently outstanding offers for the sale of the Company's securities and will use its best efforts to cause such registration statement to be declared effective by the SEC as promptly as possible.

3.    Representations, Warranties and Covenants of the Purchaser

      The Purchaser understands, and represents and warrants to, and agrees with, the Company, that:

         (a) The Shares have not been, and, until they are registered under the Securities Act pursuant to Paragraph 2, above, will not be, registered under the Securities Act or any other applicable securities law and, accordingly, may not be offered, sold, transferred, pledged, hypothecated, or otherwise disposed of ("Transferred") unless registered under the Securities Act or unless they are transferred in a transaction exempt from registration under the Securities Act and any other applicable securities law.

         (b) The Purchaser understands that, until the Shares are registered under the Securities Act in accordance with Paragraph 2, above, the certificates representing the Shares will bear the following legend:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, IN THE ABSENCE


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             OF SUCH  REGISTRATION  OR AN EXEMPTION  THEREFROM  UNDER
             SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, UNLESS, IN THE OPINION OF COUNSEL TO THE ISSUER, SUCH OFFER, SALE, OR TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

             (c) The Purchaser is either an "Institutional Investor" or an "Accredited Investor" within the meaning of Rule 501(a) under the Securities Act (an "Accredited Investor"), and is acquiring or will acquire the Shares for the Purchaser's own account. The Purchaser has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares. The Purchaser is aware that he or she may be required to bear the economic risk of an investment in the Shares for an indefinite period, and is able to bear such risk for an indefinite period.

               Purchaser meets at least one of the following criteria as an "Accredited Investor" (Please check all that apply):

                 [ ]    (a)   The undersigned is a director or executive officer
                              of the Company;

                 [ ]    (b)   The   undersigned   is  a  natural   person  whose
                              individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds
                              $1,000,000;

                 [ ]    (c)   The  undersigned  is a natural  person  who had an
                              individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects the same income level in the current year;

                 [ ]    (d)   The  undersigned  is an  entity,  and  all  of the
                              equity    owners   of   such   entity   meet   the
                              qualifications  of either (a), (b) or (c) above or
                              (e), (f), (g) or (h) below;

                 [ ]    (e)   Any   savings  and  loan   association   or  other
                              institution  specified in section  3(a)5(A) of the
                              Act whether  acting in its individual or fiduciary
                              capacity; any broker or dealer registered pursuant
                              to  section  15 of the  Security  Exchange  Act of
                              1934;  any plan  established  and  maintained by a
                              state, its political  subdivisions,  or any agency
                              or  instrumentality  of a state  or its  political
                              subdivisions, for the benefit of its employees, if
                              such   plan  has   total   assets   in  excess  of
                              $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement
                              Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is a savings and


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                              loan association, or if the employee benefit plan
                              has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                 [ ]    (f)   Any  private  business   development   company  as
                              defined in section  202(a)(22)  of the  Investment
                              Advisers Act of 1940;

                 [ ]    (g)   Any organization described in Section 501(c)(3) of
                              the   Internal    Revenue    Code,    corporation,
                              Massachusetts   or  similar   business  trust,  or
                              partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; and

                 [ ]    (h)   Any  trust,   with  total   assets  in  excess  of
                              $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ss.230.506(b)(2)(ii).

          (d) The Purchaser is acquiring or will acquire the Shares for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, except in compliance with applicable securities laws (including exemptions thereunder) or pursuant to an effective registration statement under the Securities Act. The Purchaser agrees to offer, sell or otherwise transfer the Shares only (i) in accordance with the terms of this Agreement and (ii) pursuant to registration under the Securities Act or an exemption from registration under the Securities Act and any other applicable securities law.

          (e) The Company has furnished or made available to the Purchaser all material information relating to the business, finances and operations of the Company and material information relating to the offer and sale of the Shares and which have been requested by the Purchaser, the Purchaser and/or its advisors, if any, in each case, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Purchaser acknowledges that he or she has been furnished with, and has had the opportunity to review, a copy of a draft of the Company's registration statement on Form SB-2 (the "Draft Registration Statement"); the Purchaser understands that such Draft Registration Statement has not yet been filed with the Securities and Exchange Commission ("SEC"), and that no sales of any securities can be made pursuant to such Draft Registration Statement unless and until it shall be filed with, and declared effective by, the SEC; The purchaser acknowledges further that he or she understands that except for the historical matters discussed in the Draft Registration Statement, the matters discussed therein are forward-looking statements under the federal securities laws that involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development, commercialization and technological difficulties, capacity and supply constraints or difficulties, the results of financing efforts, actual purchases under agreements, the effect of the Company's accounting policies, and other risks detailed therein. The purchaser understands that actual results could differ materially from those estimated or anticipated in these forward-looking statements.


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          (f) The Purchaser,  in electing to subscribe for the Shares hereunder, has relied upon an independent investigation made by it and its representative, if any. The Purchaser has been given no oral or written representations or assurances from the Company or any representation of the Company other than as set forth in this Agreement.

          (g) The Purchaser understands that it is within the sole and absolute discretion of the Company whether to accept his or her subscription in whole or in part and that this subscription is not binding unless and until it is accepted by the Company. The Purchaser also understands and agrees that his or her subscription to purchase the Shares shall not be deemed binding upon the Company until the funds paid by the Purchaser herewith clear and are credited to the Company's account. If all or any part of this subscription is not accepted, the funds paid by the Purchaser representing such partially or completely rejected subscription, delivered herewith, with be returned promptly to the Purchaser, without interest.

          (h) The Purchaser has the ability to evaluate the merits and risks of an investment in the Company based upon his or her knowledge and experience in financial and business matters.

          (i) The Purchaser's investment in the Company has not been solicited by means of public solicitation or advertisement and all of the information and representations contained herein, particularly those representations relating to the Purchaser's general ability to bear the risks of the investment being made hereby and my suitablilty as an Investor are true and correct.

          (j) The Purchaser is aware that the Shares are a speculative investment involving a very high degree of risk and that there is no guarantee that the Purchaser will realize any gain from an investment in the Shares. The Purchaser is able (i) to bear the economic risk of this investment, (ii) to hold the Shares indefinitely, and (iii) presently able to afford a partial or complete loss of this investment; and has adequate other means of providing for his or her current needs and personal contingencies and therefor has no need for liquidity in this investment.

          (k) The Purchaser is a minimum of 18 years of age, is a bona fide resident of the State set forth on the signature page hereto, maintains his or her principal residence there and have no present intention of becoming a resident of any other state or jurisdiction prior to my purchase of the Shares.

          (l) The Purchaser represents that the funds provided for this investment are either separate property of the purchaser, community property over which the purchaser has the right of control or are otherwise funds as to which the purchaser has the sole right of management.

          (m) The Purchaser understands the meaning and legal consequences of the foregoing representations and warranties, which are true and correct as of the date hereof and will be true and correct as of the date of the acquisition of the Shares subscribed for herein. Each such representation and warranty shall survive such purchase.

          (n) The Purchaser understands and agrees that if this subscription is accepted, he or she may be required to execute other documents to effectuate or evidence his or her purchase of the Shares.


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          (o) (For Florida Residents Only). The Purchaser understands and agrees to the following:

               THE SHARES REFERRED  TO  HEREIN  WILL  BE  SOLD  TO, AND
               ACQUIRED BY ME IN A  TRANSACTION  EXEMPT  UNDER  SECTION
               517.061 OF THE FLORIDA SECURITIES ACT. THE SHARES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, IF SALES ARE MADE TO FIVE OR MORE FLORIDA RESIDENTS I SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY ME TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO ME, WHICHEVER OCCURS LATER.

4.  Notices.

          (a) All notices, requests and other communications hereunder must be in writing and delivered to the parties at the following addresses:

          If to Purchaser, to:__________________________________________________

_______________________________________

_______________________________________

          If to the Company, to:  The Tirex Corporation
                                  740 St. Maurice, Suite 201
                                  Montreal, Quebec  H3C 1L5

          with a copy to:         Frances Levine, Esq.
                                  621 Clove Road
                                  Staten Island, New York  10310

          (b) All notices required or permitted to be given hereunder shall be mailed by certified mail, or delivered by hand or by recognized overnight courier to the party to whom such notice is required or permitted to be given hereunder at the address set forth above for such party, in all cases with written proof of receipt required. Any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party. Either party may change the address to which notice to it is to be addressed, by written notice to the other party, as provided herein.


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5. Miscellaneous.

          (a) This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

          (c) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to conflicts of law.

          (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          (e) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforecability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          (f) This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer(s) of each party hereto as of the date first above written.

                                             Purchaser:

                                             ______________________________
                                             Name:


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                                             The Tirex Corporation

                                             ______________________________
                                             Name:
                                             Title:


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